UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 5, 2019

New Senior Investment Group Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36499	80-0912734
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 West 46th Street	New York	NY	10036

(Address of principal executive offices)	(Zip code)

(646)	822-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common stock, $0.01 par value per share	SNR	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

On October 31, 2019, New Senior Investment Group Inc. (the "Company") and various subsidiaries entered into a Purchase and Sale Agreement (the "Sale Agreement”) with affiliates of ReNew REIT (the "Buyer") in which the Company agreed to sell 28 senior living facilities, which comprises the Company’s Assisted Living and Memory Care ("AL/MC") properties segment, for a gross sale price of $385 million, subject to certain prorations and/or adjustments as set forth in the Sale Agreement. The closing may occur on or before January 10, 2020, subject to the rights of each of the parties to extend the closing to a future date. The pro forma financial information, with respect to the probable disposition of the AL/MC segment, is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(b)    Pro forma financial information.

The following pro forma financial information reflecting the the transaction described above is filed as Exhibit 99.1 to this Form 8-K:

•	the Company's unaudited pro forma consolidated balance sheet dated as of September 30, 2019;

•	the Company's unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2019; and

•	the Company's unaudited pro forma consolidated statement of operations for the years ended December 31, 2018, December 31, 2017 and December 31, 2016.

(d)	Exhibits

Exhibit No.        Description
99.1            Unaudited Pro Forma Financial Information
104            Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW SENIOR INVESTMENT GROUP INC.

Date: November 5, 2019	By:	/s/ Lori B. Marino
Lori B. Marino
Executive Vice President, General Counsel & Secretary

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